Exhibit 3.2

CERTIFICATE OF INCORPORATION

OF

 Tevogen Bio Holdings Inc.

ARTICLE I

NAME OF THE CORPORATION

The name of the corporation is Tevogen Bio Holdings Inc. (the “Corporation”).

ARTICLE II
REGISTERED AGENT

The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

ARTICLE III
BUSINESS PURPOSE

The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

ARTICLE IV

CAPITAL STOCK

Section 4.01 Authorized Classes of Stock. The total number of shares of stock of all classes of capital stock that the Corporation is authorized to issue is        , of which        shares shall be shares of common stock having a par value of $0.0001 per share (“Common Stock”) and shares shall be shares of preferred stock having a par value of $0.0001 per share (“Preferred Stock”). Except as provided in any certificate of designations of any series of Preferred Stock, the number of authorized shares of Preferred Stock and Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) from time to time by the affirmative vote of the holders representing at least a majority of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote thereon, voting together as a single class, irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), and no vote of the holders of any of the Common Stock or Preferred Stock voting separately as a class or series shall be required therefor.

Section 4.02 Common Stock. Except as otherwise required by law, as provided in this Certificate of Incorporation, and as otherwise provided in the resolution or resolutions, if any, adopted by the board of directors of the Corporation (the “Board”) with respect to any series of the Preferred Stock, the holders of the Common Stock shall exclusively possess all voting power and each holder of Common Stock shall be entitled to vote on each matter submitted to a vote of stockholders and to one vote for each share held by such holder. Subject to the rights of holders of any series of outstanding Preferred Stock, holders of shares of Common Stock shall have equal rights of participation in the dividends and other distributions in cash, stock, or property of the Corporation when, as and if declared thereon by the Board from time to time out of assets or funds of the Corporation legally available therefor and shall have equal rights to receive the assets and funds of the Corporation available for distribution to stockholders in the event of any liquidation, dissolution, or winding up of the affairs of the Corporation, whether voluntary or involuntary.

Section 4.03 Preferred Stock. The Board is hereby authorized to provide, out of the unissued shares of Preferred Stock, for one or more series of Preferred Stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers, if any, of the shares of such series, and the preferences and relative, participating, optional, or other special rights, if any, and any qualifications, limitations, or restrictions thereof, of the shares of such series, as shall be stated in the resolution or resolutions providing for the issuance of such series adopted by the Board. The authority of the Board with respect to each series of Preferred Stock shall include, but not be limited to, determination of the following:

(a) the designation of the series;

(b) the number of shares of the series;

(c) the dividend rate or rates on the shares of that series, whether dividends will be cumulative, and if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

(d) whether the series will have voting rights, generally or upon specified events, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

(e) whether the series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board shall determine;

(f) whether or not the shares of that series shall be redeemable, in whole or in part, at the option of the Corporation or the holder thereof, and if made subject to such redemption, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemptions, which amount may vary under different conditions and at different redemption rates;

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(g) the terms and amount of any sinking fund provided for the purchase or redemption of the shares of such series;

(h) the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series;

(i) the restrictions, if any, on the issue or reissue of any additional Preferred Stock; and

(j) any other relative rights, preferences, and limitations of that series.

ARTICLE V

BOARD OF DIRECTORS

Section 5.01 General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board.

Section 5.02 Number. Subject to the rights, if any, of any holders of any series of Preferred Stock, the number of directors of the Corporation that shall constitute the entire Board shall be fixed from time to time solely by resolution of a majority of the total number of directors that the Corporation would have if there were no vacancies. During any period when the holders of any series of Preferred Stock have the right to elect a specified number of additional directors as provided for or fixed pursuant to the provisions of Section 4.03 hereof, then upon commencement and for the duration of the period during which such right continues, (a) the then otherwise number of directors of the Corporation that shall constitute the entire Board shall automatically be increased by such specified number of directors, and the holders of such Preferred Stock shall be entitled to elect the additional directors so provided for or fixed pursuant to said provisions, and (b) each such additional director shall serve until such director’s successor shall have been duly elected and qualified, or until such director’s right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to such director’s earlier death, disqualification, resignation or removal. Except as otherwise provided by the Board in the resolution or resolutions establishing such series, whenever the holders of any series of Preferred Stock having such right to elect additional directors are divested of such right pursuant to the provisions of such stock, all such additional directors elected by the holders of such stock or elected to fill any vacancies resulting from the death, disqualification, resignation, or removal thereof shall automatically cease to be qualified as directors, the term of office of all such directors shall forthwith terminate, and the total and authorized number of directors of the Corporation shall be reduced accordingly.

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Section 5.03 Classification. Subject to the rights, if any, or any holders of any series of Preferred Stock, and effective upon the effectiveness of this Certificate of Incorporation (the “Effective Time”), the Board of the Corporation shall be divided into three classes, designated Class I, Class II, and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board. The Board is authorized to assign members of the Board already in office to Class I, Class II, or Class III at the Effective Time. The term of office of the initial Class I directors shall expire at the first annual meeting of the stockholders following the Effective Time; the term of office of the initial Class II directors shall expire at the second annual meeting of the stockholders following the Effective Time; and the term of office of the initial Class III directors shall expire at the third annual meeting of the stockholders following the Effective Time. At each annual meeting occurring after the Effective Time, each director elected to the class of directors expiring at such annual meeting shall be elected to hold office until the third annual meeting following such director’s election and until such director’s successor shall have been duly elected and qualified, or until such director’s earlier death, disqualification, resignation, or removal. Notwithstanding the foregoing provisions of this section, each director shall serve until such director’s success is duly elected and qualified or until such director’s earlier death, disqualification, resignation, or removal. No decrease in the number of directors constituting the full Board shall shorten the term of any incumbent director.

Section 5.04 Newly Created Directorships and Vacancies. Except as otherwise required by law and subject to any rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, any newly created directorships resulting from an increase in the authorized number of directors and any vacancies occurring in the Board shall be filled solely by the affirmative votes of a majority of the remaining members of the Board, although less than a quorum, or by a sole remaining director. A director so elected shall be elected to hold office until the earlier of the expiration of the term of office of the director whom such director has replaced, a successor is duly elected and qualified, or the earlier of such director’s death, disqualification, resignation, or removal. Except as otherwise provided by law, in the event of a vacancy in the Board, the remaining directors may exercise the powers of the full Board until the vacancy is filled.

Section 5.05 Removal of Directors. Subject to the rights, if any, of the holders of any series of Preferred Stock, for so long as this Certificate of Incorporation provides for a classified Board, any director may be removed from office at any time but only with cause, at a meeting called for that purpose, by the affirmative vote of the holders representing at least a majority of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in an election of directors, voting together as a single class.

Section 5.06 Written Ballot. Unless and except to the extent that the Bylaws of the Corporation (the “Bylaws”) shall so require, the election of directors of the Corporation need not be by written ballot.

Section 5.07 Cumulative Votes. The right to cumulate votes in the election of directors shall not exist with respect to shares of stock in the Corporation.

ARTICLE VI

INDEMNIFICATION AND LIMITATION OF LIABILITY

Section 6.01 Indemnification. The Corporation, to fullest extent permitted by the DGCL as it presently exists or may hereafter be amended, may indemnify and advance expenses to any person made or threatened to any person threatened to be made a party to an action, suit, or proceeding, whether criminal, civil, administrative, or investigative, by reason of the fact that such person, or such person’s testator or intestate, is or was a director or officer of the Corporation or any predecessor of the Corporation, or serves or served at any other enterprise as a director, employee, or agent at the request of the Corporation or any predecessor to the Corporation.

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Section 6.02 Limitation of Liability. To the fullest extent permitted by the DGCL as it presently exists or may hereafter be amended, a director or officer of the Corporation shall not be personally liable to the Corporation or to its stockholders for monetary damages for any breach of fiduciary duty as a director or officer. No amendment to, modification of, or repeal of this Section 6.02 shall apply to or have any effect on the liability or alleged liability of any director or officer of the Corporation for or with respect to any acts or omissions of such director or officer occurring prior to such amendment.

ARTICLE VII

STOCKHOLDER ACTION

Section 7.01 Stockholder Consent Prohibition. Subject to the rights of the holders of any series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of the stockholders of the Corporation and may not be effected by any consent by such stockholders.

Section 7.02 Special Meetings of Stockholders. Except as otherwise required by law and subject to the rights of the holders of any series of Preferred Stock, special meetings of the stockholders of the Corporation shall be called only by or at the direction of the Board. Any business transacted at any special meeting of stockholders shall be limited to matters properly brought before the meeting by or at the direction of the Board.

ARTICLE VIII

BYLAWS

In furtherance and not in limitation of the powers conferred by law, the Bylaws may be adopted, amended, altered, or repealed by either (a) the affirmative vote of at least a majority of the directors then in office, without any action on the part of the stockholders, or (b) the affirmative vote of at least a majority of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, at any annual or special meeting of stockholders, provided that such proposed action shall be stated in the notice of such meeting.

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ARTICLE IX

FORUM AND JURISDICTION

Unless the Corporation consents in writing to the selection of an alternative forum, (i) the Court of Chancery for the State of Delaware (or, in the event that the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (A) any derivative action or proceeding brought on behalf of the Corporation, (B) any action, suit, or proceeding asserting a claim of breach of a fiduciary duty owed by any director, officer, or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (C) any action, suit, or proceeding asserting a claim against the Corporation or any director or officer or stockholder of the Corporation arising pursuant to any provision of the DGCL or this Certificate of Incorporation or the Bylaws, or (D) any action, suit, or proceeding asserting a claim against the Corporation or any director, officer, or other employee or stockholder of the Corporation governed by the internal affairs doctrine, and (ii) subject to the preceding provisions of this Article IX, the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. If any action, suit, or proceeding the subject matter of which is within the scope of clause (i) of the immediately preceding sentence is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce the provisions of clause (i) of the immediately preceding sentence and (ii) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder. The provisions of this Article IX shall not apply to suits brought to enforce any liability or duty created by the Securities Exchange Act of 1934, as amended. Any person purchasing or otherwise acquiring any interest in any security of the Corporation shall be deemed to have notice of and consented to this Article IX.

ARTICLE X

DGCL SECTION 203 OPT-OUT

The Corporation shall not be governed by or subject to Section 203 of the DGCL.

ARTICLE XI

AMENDMENTS

The Corporation reserves the right to amend, alter, or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights conferred herein are granted subject to this reservation; provided however, that notwithstanding any other provision of this Certificate of Incorporation or applicable law that might permit a lesser vote or no vote and in addition to any affirmative vote of the holders of any particular class or series of capital stock of the Corporation required by applicable law or this Certificate of Incorporation, the affirmative vote of the holders of at least two-thirds of the voting power of the shares of the then outstanding voting stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend, alter, repeal, or adopt any provisions inconsistent with Section 5.03, 5.04, or 5.05, Article VI or VIII, or this Article XI of this Certificate of Incorporation.

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